Exhibit 99.2

Magnite Announces Closing of $400 Million of Convertible Notes

Includes Full Exercise of Initial Purchasers’ Option to Purchase $50 Million of Additional Notes

LOS ANGELES—(BUSINESS WIRE)—Mar. 18, 2021— Magnite (Nasdaq: MGNI) today announced that it has closed its offering of $400 million aggregate principal amount of 0.25% convertible senior notes due 2026 (the “notes”), including the full exercise of the option to purchase $50 million of additional notes granted by Magnite to the initial purchasers. The notes were issued in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). The offering is expected to result in approximately $390 million in net proceeds to Magnite after deducting the initial purchasers’ discount and estimated offering expenses payable by Magnite.

The notes are senior, unsecured obligations of Magnite, and interest will be payable semi-annually in arrears. The notes will be convertible into cash, shares of Magnite’s common stock (“common stock”), or a combination thereof, at Magnite’s election. The notes bear interest at a rate of 0.25% per year. Interest will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021. The notes mature on March 15, 2026, unless earlier redeemed, repurchased or converted. Magnite may not redeem the notes prior to May 20, 2024. Magnite may redeem for cash all or any portion of the notes, at its option, on or after March 20, 2024, if the last reported sale price of Magnite’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which Magnite provides notice of redemption, during any 30 consecutive trading day period ending on and including the trading day preceding the date on which Magnite provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that Magnite is not required to redeem or retire the notes periodically.

Holders of the notes will have the right to require Magnite to repurchase all or a portion of their notes upon the occurrence of a fundamental change (as defined in the indenture governing the notes) at a purchase price of 100% of their principal amount plus any accrued and unpaid interest. In connection with certain corporate events (including a “make-whole fundamental change”) or if Magnite calls any notes for redemption, Magnite will, under certain circumstances, increase the conversion rate for noteholders who elect to convert their notes in connection with any such corporate event or whose notes are called for redemption.

The notes are convertible at an initial conversion rate of 15.6539 shares of Magnite’s common stock, per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $63.88 per share), which represents a conversion premium of 40% to the last reported sale price of $45.63 per share of Magnite’s common stock on The Nasdaq Global Select Market on March 15, 2021. After giving effect to the cap price established in the capped call transactions described in more detail below entered into by Magnite in connection with the notes, the initial effective conversion price of the notes of $91.26 per share of Magnite common stock represents a premium of approximately 100% over the last reported sale price of Magnite common stock of $45.63 per share on Nasdaq Global Select Market on March 15, 2021.

Prior to the close of business on the business day immediately preceding September 15, 2025, the notes will be convertible at the option of the noteholders only upon the satisfaction of specified conditions and during certain periods. On or after September 15, 2025 until the close of business on the second scheduled trading day preceding the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Magnite’s common stock, or a combination thereof, at Magnite’s election.

In connection with the pricing of the notes and the full exercise of the option by the initial purchasers to purchase additional notes, Magnite entered into privately negotiated capped call transactions with one or more of the initial purchasers and/or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the initial number of shares of Magnite’s common stock underlying the notes sold in the offering. The capped call transactions are generally expected to reduce potential dilution to Magnite’s common stock upon any conversion of notes and/or offset any cash payments Magnite is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially approximately $91.26 per share, which represents a premium of approximately 100% over the last reported sale price of Magnite’s common stock of $45.63 per share on The Nasdaq Global Select Market on March 15, 2021, and is subject to certain adjustments under the terms of the capped call transactions.

Magnite has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expected to purchase shares of Magnite’s common stock and/or enter into various derivative transactions with respect to Magnite’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Magnite’s common stock or the notes at that time. In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Magnite’s common stock and/or purchasing or selling Magnite’s common stock or other securities of Magnite in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so following any conversion, repurchase or redemption of the notes, in each case, to the extent Magnite exercises the relevant election under the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Magnite’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares of Magnite’s common stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

Magnite expects to use approximately $39 million of the net proceeds of the offering of the notes to pay the cost of the capped transactions described above and the remaining proceeds from the offering to pay a portion of the purchase price for its previously announced acquisition of SpotX, if it is completed, upon closing thereof, which remains subject to receipt of regulatory approvals and satisfaction of customary closing conditions, and for general corporate purposes, which may include working capital, capital expenditures, and other potential acquisitions and strategic transactions. The consummation of the offering is not conditioned on the completion of Magnite’s acquisition of SpotX.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes and the shares of common stock issuable upon conversion of the notes, if any, have not been, and will not be, registered under the Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Act and applicable state laws.

About Magnite

We’re Magnite (NASDAQ: MGNI), the world’s largest independent sell-side advertising platform. Publishers use our technology to monetize their content across all screens and formats—including desktop, mobile, audio and CTV. And the world’s leading agencies and brands trust our platform to access brand-safe, high-quality ad inventory and execute billions of advertising transactions each month. Anchored in sunny Los Angeles, bustling New York City, historic London, and down under in Sydney, Magnite has offices across North America, EMEA, LATAM and APAC.

On February 4, 2021, Magnite entered into a Stock Purchase Agreement with RTL US Holding, Inc. to acquire 100% of the issued and outstanding shares of capital stock of SpotX, Inc., a Delaware corporation, for a purchase price equal to $560 million in cash plus 14 million shares of Magnite’s common stock, subject to adjustment as set forth in the following sentence. RTL has, in accordance with the SpotX purchase agreement and assuming completion of the proposed offering of notes, elected to increase the cash consideration by an amount equal to 20% of the gross proceeds of the proposed offering of notes and to reduce the number of shares of common stock it would otherwise receive by a number of shares of common stock equal to 20% of the gross proceeds of the proposed offering of notes divided by the closing price of a share of our common stock on the trading day immediately prior to the date of pricing of the proposed offering of notes. Based on the offering of convertible notes, the adjusted purchase price will consist of $640 million in cash plus approximately 12.4 million shares of Magnite’s common stock. SpotX is one of the leading platforms shaping CTV and video advertising globally. The SpotX acquisition is subject to receipt of regulatory approvals and satisfaction of customary closing conditions and is expected to close in the second quarter of 2021.

Forward Looking Statements

This press release may include, forward-looking statements, including statements based upon or relating to our expectations, assumptions, estimates, and projections. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “anticipate,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions. Forward-looking statements may include, but are not limited to, statements concerning the proposed convertible note offering and related transactions, the proposed acquisition of SpotX and/or the anticipated benefits thereof; completion of the proposed acquisition of SpotX on anticipated terms and timing and other statements that are not historical facts. These statements are not guarantees of future performance; they reflect our current views with respect to future events and are based on assumptions and estimates and subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from expectations or results projected or implied by forward-looking statements. These risks include, but are not limited to the possibility that the closing conditions to the proposed acquisition of SpotX may not be satisfied or waived, including that a governmental entity may not grant a required regulatory approval; delay in closing the proposed acquisition of SpotX or the possibility of non-consummation of the transaction; risks inherent in the achievement of anticipated synergies and the timing thereof; our ability to successfully integrate the SpotX business, and realize the anticipated benefits of the acquisition; and our ability to raise additional capital if needed.

We discuss many of these risks and additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in filings we have made and will make from time to time with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020. These forward-looking statements represent our estimates and assumptions only as of the date of the report in which they are included. Unless required by federal securities laws, we assume no obligation to update any of these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated, to reflect circumstances or events that occur after the statements are made. Without limiting the foregoing, any guidance we may provide will generally be given only in connection with quarterly and annual earnings announcements, without interim updates, and we may appear at industry conferences or make other public statements without disclosing material nonpublic information in our possession. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Investors should read this press release and the documents that we reference in this press release and have filed or will file with the SEC completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Investor Relations

Nick Kormeluk

949-500-0003

nkormeluk@magnite.com

Media Relations

Charlstie Veith

516-300-3569

cveith@magnite.com

5